UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 6, 2002

EL PASO ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

El Paso Electric Company (the “Company”) issued a news release describing its settlement with the Trial Staff of the Federal Energy Regulatory Commission (“FERC”) in the FERC’s pending investigation of the Company and Enron (FERC Docket No. EL02-113-000). A copy of the news release and the “Stipulated Facts and Remedies” as executed by the Company and the FERC Trial Staff are attached as Exhibits.

INDEX TO EXHIBITS

Exhibit Number		Title

99.01	–	News Release, dated as of December 5, 2002, by the El Paso Electric Company announcing settlement with the FERC Trial Staff

99.02	–	“Stipulated Facts and Remedies,” dated as of December 5, 2002, to be filed by the FERC Trial Staff as part of its written testimony

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ Terry Bassham
Terry Bassham Executive Vice President, Chief Financial and Administrative Officer (Duly Authorized Officer and Principal Financial Officer)

Dated: December 6, 2002